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                                                                   Exhibit 10.14

                       WALKER INTERACTIVE SYSTEMS, INC.
                      1995 NONSTATUTORY STOCK OPTION PLAN
                           FOR NON-OFFICER EMPLOYEES

                            ADOPTED AUGUST 28, 1995
                    RATIFIED AND AMENDED SEPTEMBER 20, 1995
            AMENDED MAY 9, 1996, OCTOBER 20, 1997, AUGUST 5, 1998,
              NOVEMBER 9, 1998, APRIL 12, 1999 AND JUNE 25, 1999

     1.   Purposes.

          (a) The purpose of the Plan is to provide a means by which selected Employees of the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

          (b) The Company, by means of the Plan, seeks to retain the services of persons who are now non-officer Employees of the Company or its Affiliates, to secure and retain the services of new Employees in such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

          (c) The Company intends that the Options issued under the Plan shall be only Nonstatutory Stock Options.

     2.   Definitions.

          (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Cause" means termination of an Employee's employment with the Company for any of the following reasons as determined in good faith by the
     Company:

               (i)   an intentional act which materially injures the Company;

               (ii) an intentional refusal or failure to follow lawful and reasonable directions of the Board or the individual to whom the Employee reports;

               (iii) a willful and habitual neglect of duties; or

               (iv) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company.

          (d)  "Change in Control" means:

               (i) a dissolution, liquidation or sale of substantially all of the assets of the Company;

               (ii) a merger or consolidation in which the Company is not the surviving corporation; or

               (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

          (g) "Company" means Walker Interactive Systems, Inc., a Delaware corporation.

          (h) "Continuous Status as an Employee, Director or Consultant" means the employment relationship, or service as a member of the Board or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

          (i)  "Director" means a member of the Board.

          (j) "Disinterested Person" means a Director who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or
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     any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3(c)(2)(i); or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

          (k) "Employee" means any person employed by the Company or any Affiliate of the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

               (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (2) If the common stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

          (m) "Involuntary Termination Without Cause" means an Employee's dismissal or discharge other than for Cause. The termination of an Employee's employment as a result of the Employee's death or disability will not be deemed to be an Involuntary Termination Without Cause.

          (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p)  "Option" means a stock option granted pursuant to the Plan.

          (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (r)  "Optionee" means an Employee who holds an outstanding Option.

          (s) "Plan" means this Walker Interactive Systems, Inc. 1995 Nonstatutory Stock Option Plan for Non-Officer Employees.

          (t) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     3.   Administration.

          (a) The Plan shall be administered by Compensation Committee of the Board unless and until the Compensation Committee or the Board delegates administration to a Committee, as provided in subsection 3(c).

          (b) The Compensation Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

               (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Compensation Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (3) To amend the Plan or an Option as provided in Section 11 of the Plan.

               (4) Generally, to exercise such powers and to perform such acts as the Compensation Committee deems necessary or expedient to promote the best interests of the Company.
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          (c)  The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Compensation Committee (and references in this Plan to the Compensation Committee shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Compensation Committee. The Compensation Committee may abolish the Committee at any time and revest in the Compensation Committee the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant Options to persons eligible to receive Options as provided in Section 5 of the Plan.

          (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Compensation Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

          (e) The Board shall at all times have the authority to arrogate to itself any or all of the powers and responsibilities allocated to the Compensation Committee or to the Committee under the Plan.

     4.   Shares Subject To The Plan.

          (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate three million (3,000,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.
          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     5.   Eligibility.

          Nonstatutory Stock Options may be granted under the Plan only to Employees who (i) hold positions below the level of Officer, and (ii) are not then subject to Section 16 of the Exchange Act.

     6.   Option Provisions.

          Each Option shall be in such form and shall contain such terms and conditions as the Compensation Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a)  Term. No Option shall be exercisable after the expiration of ten
     (10) years from the date it was granted.

          (b) Price. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

          (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, in one or more of the following forms: (i) in cash at the time the Option is exercised, (ii) at the discretion of the Compensation Committee or the Committee, by delivery to the Company of other common stock of the Company, or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of the stock.

          (d) Transferability. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

          (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times
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     when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

          (g) Termination of Service. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
     (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          (i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

          (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.
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          (k)  Withholding. To the extent provided by the terms of an Option
     Agreement, the Optionee may satisfy any federal, state, local or foreign tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

     7.   Covenants Of The Company.

          (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

     8.   Use Of Proceeds From Stock.

          Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

     9.   Miscellaneous.

          (a) The Compensation Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

          (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee any right to continue in the employ of the Company or any Affiliate, or to continue to serve as a member of the Board or as a consultant, or shall affect the right of the Company or any Affiliate to terminate the employment relationship of any Employee with or without cause, to remove a member of the Board pursuant to the terms of the Company's Bylaws, or to terminate a consultant in accordance with the terms of this agreement with the Company or Affiliate.

          (d) The Compensation Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the new grant date.

     10.  Adjustments Upon Changes In Stock.

          (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

          (b) In the event of a Change in Control, then, to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan; or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, consultants or directors for the Company, the time during which such Options become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Options terminated if not exercised prior to such event.
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          (c)  In the event an Employee's employment is terminated due to an
     Involuntary Termination Without Cause within twenty-four (24) months after the effective date of a Change in Control, then all Options issued and outstanding under the Plan and held by the Employee shall accelerate and become immediately vested and exercisable. Notwithstanding the foregoing, if the Change in Control was a transaction that was accounted for as a pooling of interests for financial reporting purposes, then the unvested portion of such stock options shall not accelerate unless the Company receives reasonable assurances from the Company's independent public accountants (and from the acquiring party's independent public accountants) that in their good faith judgment such acceleration will not adversely affect the pooling of interests accounting treatment of such Change in Control transaction.

     11.  Amendment Of The Plan and Options.

          (a) The Board or the Compensation Committee at any time, and from time to time, may amend the Plan.

          (b) The Compensation Committee may, in its sole discretion, submit the Plan or any amendment to the Plan for stockholder approval.

          (c) It is expressly contemplated that the Board or the Compensation Committee may amend the Plan in any respect the Board or the Compensation Committee deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder.

          (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

          (e) The Board or the Compensation Committee at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

     12.  Termination Or Suspension Of The Plan.

          (a) The Board or the Compensation Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the date when all the shares of the Company's common stock reserved for issuance under the Plan have been issued. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

     13.  Effective Date Of Plan.

          The Plan shall become effective on August 28, 1995.

     Adopted by the Compensation Committee on August 28, 1995 with an aggregate share reserve of 140,000 shares.

     Ratified and amended by the Board of Directors on September 20, 1995 to increase the aggregate share reserve to 600,000 shares.

     Amended by the Board of Directors on May 9, 1996 to increase the aggregate share reserve to 1,100,000 shares.

     Amended by the Board of Directors on October 20, 1997 to increase the aggregate share reserve to 1,600,000 shares.

     Amended by the Board of Directors on August 5, 1998 to remove the discretion of the Board to determine whether acceleration of vesting shall occur in the event of a Change in Control if the successor entity does not assume or continue outstanding options or substitute similar options and to provide for acceleration of vesting upon an employee's Involuntary Termination Without Cause within twenty-four months after a Change in Control.

     Amended by the Board of Directors on November 9, 1998 to increase the aggregate share reserve to 2,000,000 shares.

     Amended by the Board of Directors on April 12, 1999 to increase the aggregate share reserve to 2,500,000 shares.

     Amended by the Board of Directors on June 25, 1999 to increase the aggregate share reserve to 3,000,000 shares.